Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 3, of our report dated July 11, 2011, relating to the balance sheet of Grassmere Acquisition Corporation (a development stage company) as of April 21, 2011, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from April 15, 2011 (date of inception) to April 21, 2011, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
July 27, 2011